BURLINGTON RESOURCES INC.
                                       EARNINGS PER SHARE
                                          EXHIBIT 11.1
                                           (UNAUDITED)

                                                                    SECOND QUARTER
                                                               1995                1994
                                                        Earnings  Shares    Earnings  Shares

                                                             (In Thousands, Except per
                                                                   Share Amounts)

Primary earnings (loss) per common share:
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$  2,176    126,565  $ 33,012    129,366
  Stock options assumed exercised - net...............    -           492      -           781
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and primary
    common shares.....................................$  2,176    127,057  $ 33,012    130,147
                                                       ========  =========  ========  =========

  Primary earnings (loss) per common share............$    .02             $    .25
                                                       ========             ========

Fully diluted earnings (loss) per common share:
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$  2,176    126,565  $ 33,012    129,366
  Stock options assumed exercised - net...............    -           591      -           781
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and fully diluted
    common shares.....................................$  2,176    127,156  $ 33,012    130,147
                                                       ========  =========  ========  =========

  Fully diluted earnings (loss) per common share......$    .02             $    .25
                                                       ========             ========


                                                                      SIX MONTHS
                                                               1995                1994
                                                         Loss     Shares    Earnings  Shares

                                                             (In Thousands, Except per
                                                                   Share Amounts)

Primary earnings (loss) per common share:
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$ (2,648)   126,537  $ 80,732    129,511
  Stock options assumed exercised - net...............    -           513      -           751
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and primary
    common shares.....................................$ (2,648)   127,050  $ 80,732    130,262
                                                       ========  =========  ========  =========

  Primary earnings (loss) per common share............$   (.02)            $    .62
                                                       ========             ========

Fully diluted earnings (loss) per common share:
  Net earnings (loss) available for common stock and
    weighted average number of common
    shares outstanding................................$ (2,648)   126,537  $ 80,732    129,511
  Stock options assumed exercised - net...............    -           513      -           751
                                                       --------  ---------  --------  ---------

  Total net earnings (loss) and fully diluted
    common shares.....................................$ (2,648)   127,050  $ 80,732    130,262
                                                       ========  =========  ========  =========

  Fully diluted earnings (loss) per common share......$   (.02)            $    .62
                                                       ========             ========










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